CBF Reports Second Quarter Results

July 20, 2017

EXHIBIT 99.1

CONTACT:
Kenneth A. Posner
Chief of Strategic Planning and Investor Relations
Phone: (212) 399-4020
E-mail: Kposner@cbfcorp.com

CAPITAL BANK FINANCIAL CORP. REPORTS SECOND QUARTER GAAP EPS OF $0.45 AND CORE EPS OF $0.50

CHARLOTTE, NC. (July 20, 2017) - Capital Bank Financial Corp. (Nasdaq: CBF) (the “Company”) today reported second quarter GAAP net income of $23.8 million, which increased 14% quarter over quarter. GAAP net income per diluted share was $0.45. Core net income increased to $26.7 million, up 12% quarter over quarter. Core net income per diluted share was $0.50. Core pre-tax adjustments for the second quarter of 2017 included $3.0 million of branch closure expenses and $1.0 million of merger related expenses, offset by $0.1 million net gain on investment securities. The reconciliation of non-GAAP financial measures (including core net income, core net income per diluted share, and core ROA) are included in tabular form at the end of this release.

Highlights of the quarter include:

•	Announcement of a definitive agreement to merge with First Horizon National Corporation;

•	GAAP ROA of 0.95%, up 11 bps quarter over quarter and core ROA of 1.06%, up 10 bps quarter over quarter;

•	GAAP efficiency ratio of 60.2%; and

•	Declared quarterly dividend of $0.12 per common share.
“We are very excited about joining with First Horizon in creating a $40 billion regional bank with strong growth and high returns. Comprehensive pre-merger integration planning is off to a fast start,” said Gene Taylor, Chairman and Chief Executive Officer of Capital Bank Financial Corp.
“We are pleased with this quarter's results which demonstrated very significant progress toward our profitability and return targets for 2017. We continue to execute on cost savings initiatives and are well-positioned to carry our momentum into the second half of the year,” added Chris Marshall, Chief Financial Officer of Capital Bank Financial Corp.

Loan Portfolio and Composition

During the second quarter, the loan portfolio increased by $58.2 million to $7.6 billion, consisting of a $95.4 million increase in commercial real estate and commercial and industrial loans, a $43.9 million decrease in consumer loans, and a $6.7 million increase in other loans.  New loan production of $481.9 million was in line with plan and partially offset by strong special assets resolutions of $42.8 million, continued run-off of the prime indirect loan portfolio of $25.1 million, and the sale of $14.1 million in loans.

The relative composition of the Company’s loan portfolio at the end of the second and first quarter of 2017 and fourth quarter of 2016 was as follows:

	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Commercial real estate	26%	24%	23%
C&I	36%	37%	38%
Consumer	35%	36%	36%
Other	3%	3%	3%
Total	100%	100%	100%

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CBF Reports Second Quarter Results

July 20, 2017

Deposits Composition and Cost of Funds

During the second quarter, total deposits decreased by $17.6 million to $8.1 billion. The quarterly average balance on deposits, which is less sensitive to individual customer activity, increased by $65.2 million. Contributing to the fluctuation in deposits was a commercial deposit of $50.1 million that was recorded late in the first quarter and subsequently withdrawn early in the second quarter. The cost of total deposits increased by two basis points sequentially to 0.41%, and was flat year over year, as the Company continues to implement carefully targeted pricing strategies.

Net Interest Income and Net Interest Margin

Net interest income increased $3.1 million to $85.2 million from $82.1 million for the first quarter of 2017 and increased $23.7 million from $61.5 million for the second quarter of 2016. The net interest margin for the second quarter of 2017 was 3.75%, an increase of two basis points sequentially and 13 basis points year over year.

Non-Interest Income

Non-interest income increased $0.1 million to $16.0 million from $15.9 million for the first quarter of 2017 and increased $4.1 million from $11.9 million for the second quarter of 2016. The sequential increase was mainly driven by a $0.3 million increase in debit card income that was partially offset by a $0.1 million decrease in service charges on deposit accounts. The year over year increase was mainly due to the acquisition of CommunityOne and includes a $1.8 million increase in debit card income, a $1.4 million increase in other income (includes BOLI, credit card and merchant service income), and a $0.8 million increase in service charges.

Provision for Loan and Lease Losses and Credit Quality

The provision of $2.3 million recorded for the second quarter of 2017 included a $1.5 million provision for non-purchased credit impaired loans and a $0.8 million provision on purchased credit impaired loans. Net charge-offs for the second quarter of 2017 were $1.6 million, $1.0 million lower than the first quarter of 2017.

At June 30, 2017, the allowance for loan and lease losses was $44.6 million of which $24.0 million related to purchase credit impaired loans and $20.6 million related to non-purchased credit impaired loans. The allowance for loan and lease losses represents 0.59% of the Company’s total $7.6 billion loan portfolio.

At June 30, 2017, non-performing loans were $68.2 million, or 0.90% of loans, and decreased 4.7% from March 31, 2017, mainly as a result of resolutions and upgrades. The balance on non-performing loans increased 4.8% from June 30, 2016, due primarily to the acquisition of CommunityOne.

Non-Interest Expense

Non-interest expense declined $1.7 million to $61.0 million from $62.7 million for the first quarter of 2017 and increased $16.5 million from $44.5 million for the second quarter of 2016. The sequential decrease was mainly due to a decrease of $2.1 million in conversion and merger expense and $1.5 million in salaries and benefits. Partially offsetting the decrease was a $1.1 million increase in restructuring charges. The year over year increase was mainly due to increases of $7.5 million in salaries and benefit expense, $3.0 million in restructuring charges, and $1.5 million in occupancy and equipment expense, which were mostly related to the acquisition of CommunityOne. The Company benefited from cost savings associated with the integration of CommunityOne and continues to review opportunities for additional cost savings.

Income Tax Expense

Income tax expense was $14.1 million for the second quarter of 2017 with an effective tax rate of 37%, compared to $11.0 million and 34% for the first quarter of 2017. Income tax expense was $10.3 million and an effective tax rate of 37% for the second quarter of 2016.

Financial Position

Total assets decreased by $4.3 million to $10.1 billion as of June 30, 2017, from $10.1 billion as of March 31, 2017. During the quarter, the Company’s loan portfolio increased $58.2 million to $7.6 billion. Total deposits decreased by $17.6 million to $8.1

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CBF Reports Second Quarter Results

July 20, 2017

billion. Core deposits include all checking, savings and money market accounts, excluding brokered, and represent 71% of total deposits. FHLB borrowings decreased $20.1 million. Book value per share was $25.62 as of June 30, 2017, an increase of $0.45 and $2.10 from March 31, 2017 and June 30, 2016, respectively. Tangible book value per share was $20.76 as of June 30, 2017, an increase of $0.47 and $0.54 from March 31, 2017 and June 30, 2016, respectively. During the second quarter, the Company did not repurchase shares of common stock. The Company has $88 million remaining under the current board authorized stock repurchase program. The reconciliation of non-GAAP financial measures (including tangible book value and tangible book value per share) are included in tabular form at the end of this release.

The Company declared a cash dividend of $0.12 per share, payable on August 21, 2017, to shareholders of record as of August 7, 2017.

Adoption of New Accounting Guidance

The Company elected to early adopt ASU 2016-09 in the fourth quarter of 2016, which addresses, among other items, the accounting for income taxes and forfeitures. Upon adoption, excess tax benefits generated when stock awards vest or settle are no longer recognized in equity but are instead recognized as a reduction to provision for income taxes. The Company reflected the adjustments on a modified prospective basis as of January 1, 2016, the beginning of the annual period that includes the interim period of adoption.

Forward-Looking Statements

Information in this press release contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Accordingly, these statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors more fully described under the caption “Risk Factors” in the annual report on Form 10-K and other periodic reports filed by us with the Securities and Exchange Commission. Any or all of our forward-looking statements in this press release may turn out to be inaccurate. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward looking statements including, but not limited to: (1) changes in general economic and financial market conditions; (2) changes in the regulatory environment; (3) economic conditions generally and in the financial services industry; (4) changes in the economy affecting real estate values; (5) our ability to achieve loan and deposit growth; (6) the completion of future acquisitions or business combinations and our ability to integrate any acquired businesses into our business model; (7) projected population and income growth in our targeted market areas; (8) competitive pressures in our markets and industry; (9) our ability to attract and retain key personnel; (10) changes in accounting policies or judgments and (11) volatility and direction of market interest rates and a weakening of the economy which could materially impact credit quality trends and the ability to generate loans. All forward-looking statements are necessarily only estimates of future results, and actual results may differ materially from expectations. You are, therefore, cautioned not to place undue reliance on such statements, which should be read in conjunction with the other cautionary statements that are included elsewhere in this press release. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures

Core net income, core efficiency ratio, core return-on-assets (“core ROA”), tangible book value and tangible book value per share are each non-GAAP measures used in this report.  A reconciliation to the most directly comparable GAAP financial measures – net income in the case of core net income and core ROA, total non-interest income and total non-interest expense in the case of core efficiency ratio, and total shareholders’ equity in the case of tangible book value and tangible book value per share – appears in tabular form at the end of this release.  The Company believes core net income, core efficiency ratio, and core ROA are useful for both investors and management to understand the effects of certain non-interest items and provide an alternative view of the Company’s performance over time and in comparison to the Company’s competitors. These measures

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CBF Reports Second Quarter Results

July 20, 2017

should not be viewed as a substitute for net income.  The Company believes that tangible book value and tangible book value per share are useful for both investors and management as these are measures commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions.  The Company believes these measures facilitate comparison of the quality and composition of the Company’s capital over time and in comparison to its competitors. These measures should not be viewed as a substitute for the most directly comparable GAAP measure.

The Company uses these non-GAAP measures for various purposes, including measuring performance for incentive compensation and as a basis for strategic planning and forecasting.

These non-GAAP measures have inherent limitations, are not required to be uniformly applied, and are not audited.  They should not be considered in isolation or as a substitute for analysis of results reported under GAAP.  These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

About Capital Bank Financial Corp.

Capital Bank Financial Corp. is a bank holding company, formed in 2009 to create a premier regional banking franchise in the southeastern United States. CBF is the parent of Capital Bank Corporation, a State of North Carolina chartered financial institution with $10.1 billion in total assets as of June 30, 2017, and 189 full-service banking offices throughout Florida, North and South Carolina, Tennessee, and Virginia. To learn more about Capital Bank Financial Corp, please visit www.capitalbank-us.com.

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CBF Reports Second Quarter Results

July 20, 2017

CAPITAL BANK FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars and shares in thousands, except per share data)
(Unaudited)

	Three Months Ended
	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
Interest and dividend income	$97,286	$92,937	$87,746	$70,929	$69,579
Interest expense	12,044	10,821	9,927	8,302	8,064
Net interest income	85,242	82,116	77,819	62,627	61,515
Provision for loan and lease losses	2,303	3,392	1,980	586	1,172
Net interest income after provision for loan and lease losses	82,939	78,724	75,839	62,041	60,343
Non-interest income
Service charges on deposit accounts	5,237	5,375	5,949	4,777	4,486
Debit card income	5,051	4,765	4,211	3,389	3,235
Fees on mortgage loans originated and sold	1,150	1,248	1,402	1,334	1,140
Investment advisory and trust fees	596	641	591	290	455
Investment securities gains, net	70	67	1,894	71	117
Other income	3,896	3,756	2,969	2,509	2,489
Total non-interest income	16,000	15,852	17,016	12,370	11,922
Non-interest expense
Salaries and employee benefits	27,662	29,166	26,134	20,935	20,139
Stock-based compensation expense	964	900	531	790	467
Net occupancy and equipment expense	8,826	8,992	8,374	7,340	7,355
Computer services	4,280	3,873	4,364	3,153	3,274
Software expense	2,573	2,662	2,391	1,948	2,000
Telecommunication expense	1,939	2,424	2,147	1,790	1,558
OREO valuation expense	262	247	677	742	1,119
Net gains on sales of OREO	(204)	(308)	(150)	(159)	(413)
Foreclosed asset related expense	376	364	513	397	399
Loan workout expense	281	201	327	206	71
Conversion and merger related expense, net	981	3,037	18,525	394	1,236
Professional fees	1,800	2,096	1,761	1,642	1,353
Restructuring charges, net	2,978	1,912	4	(113)	5
Legal settlement expense	45	—	1,361	1,500	—
Regulatory assessments	1,145	719	1,092	841	1,259
Other expense	7,077	6,418	5,943	6,124	4,714
Total non-interest expense	60,985	62,703	73,994	47,530	44,536
Income before income taxes	37,954	31,873	18,861	26,881	27,729
Income tax expense (1)	14,148	10,990	6,509	8,370	10,288
Net income (1)	$23,806	$20,883	$12,352	$18,511	$17,441

Earnings per share:
Basic (1)	$0.46	$0.40	$0.25	$0.43	$0.41
Diluted (1)	$0.45	$0.39	$0.24	$0.42	$0.40

Weighted average shares outstanding:
Basic	51,683	51,634	49,334	43,028	43,011
Diluted (1)	53,226	53,127	50,722	44,118	44,068

(1)
We elected to early adopt ASU 2016-09 in the fourth quarter of 2016. The impacts of adoption have been reflected in our consolidated statements of income for the three months ended December 31, 2016, September 30, 2016, and June 30, 2016, and did not have a material effect. Accordingly, adjustments were made using the modified prospective approach and resulted in, among other items, a $0.1 million decrease to net income for the three months ended December 31, 2016, and a $0.0 million increase to net income for the three months ended September 30, 2016 and June 30, 2016. Additionally, there was an increase

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CBF Reports Second Quarter Results

July 20, 2017

of $0.01 to the basic earnings per share for the three months ended June 30, 2016. See "Adoption of New Accounting Guidance" above for additional information.

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CBF Reports Second Quarter Results

July 20, 2017

CAPITAL BANK FINANCIAL CORP.
CONSOLIDATED BALANCE SHEETS
(Dollars and shares in thousands)
(Unaudited)

	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Assets
Cash and due from banks	$106,164	$100,134	$107,707
Interest-bearing deposits in other banks	49,247	60,413	201,348
Total cash and cash equivalents	155,411	160,547	309,055
Trading securities	4,290	4,150	3,791
Investment securities available-for-sale at fair value (amortized cost $1,152,613, $1,168,995, and $927,266, respectively)	1,145,712	1,154,496	912,250
Investment securities held-to-maturity at amortized cost (fair value $431,269, $445,696, and $460,911, respectively)	430,411	446,020	463,959
Loans held for sale	3,533	4,980	12,874
Loans, net of deferred loan costs and fees	7,566,581	7,506,975	7,393,318
Less: Allowance for loan and lease losses	44,638	43,891	43,065
Loans, net	7,521,943	7,463,084	7,350,253
Other real estate owned	41,364	51,050	53,482
Premises and equipment, net	184,939	199,167	205,425
Goodwill	234,158	234,158	235,500
Intangible assets, net	29,750	31,553	33,370
Deferred income tax asset, net	134,452	146,724	150,272
Bank owned life insurance	100,672	100,251	99,702
Other assets	107,066	101,862	100,724
Total Assets	$10,093,701	$10,098,042	$9,930,657
Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Non-interest bearing demand	$1,662,416	$1,680,243	$1,590,164
Interest bearing demand	1,884,674	1,960,187	1,930,143
Money market	1,828,889	1,821,474	1,725,838
Savings	480,590	496,230	497,171
Time deposits	2,218,444	2,134,473	2,137,312
Total deposits	8,075,013	8,092,607	7,880,628
Federal Home Loan Bank advances	470,600	490,650	545,701
Short-term borrowings	32,637	21,125	19,157
Long-term borrowings	118,096	117,272	116,456
Accrued expenses and other liabilities	65,271	68,457	76,668
Total liabilities	$8,761,617	$8,790,111	$8,638,610
Shareholders’ equity
Preferred stock $0.01 par value: 50,000 shares authorized, 0 shares issued	—	—	—
Common stock-Class A $0.01 par value: 200,000 shares authorized, 46,624 issued and 35,357 outstanding, 46,479 issued 35,212 outstanding, and 46,178 issued and 34,911 outstanding, respectively.	466	465	462
Common stock-Class B $0.01 par value: 200,000 shares authorized, 18,407 issued and 16,634 outstanding, 18,527 issued and 16,754 outstanding, and 18,627 issued and 16,854 outstanding, respectively.	184	185	186
Additional paid in capital	1,371,224	1,369,689	1,368,459
Retained earnings	279,914	262,443	247,758
Accumulated other comprehensive loss	(7,320)	(12,467)	(12,434)
Treasury stock, at cost, 13,040, 13,040, and 13,040 shares, respectively	(312,384)	(312,384)	(312,384)
Total shareholders’ equity	1,332,084	1,307,931	1,292,047
Total Liabilities and Shareholders’ Equity	$10,093,701	$10,098,042	$9,930,657

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CBF Reports Second Quarter Results

July 20, 2017

CAPITAL BANK FINANCIAL CORP.
KEY METRICS
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
Performance Ratios
Interest rate spread (1)	3.59%	3.58%	3.53%	3.43%	3.48%
Net interest margin (1)	3.75%	3.73%	3.67%	3.58%	3.62%
Return on average assets (3)	0.95%	0.84%	0.53%	0.98%	0.93%
Return on average shareholders’ equity (3)	7.20%	6.43%	4.03%	7.25%	6.88%
Efficiency ratio	60.24%	64.00%	78.02%	63.38%	60.65%
Average interest-earning assets to average interest-bearing liabilities	130.70%	129.53%	130.22%	131.43%	131.21%
Average loans receivable to average deposits	93.97%	93.41%	94.57%	98.46%	96.56%
Yield on interest-earning assets (1)	4.27%	4.21%	4.13%	4.05%	4.09%
Cost of interest-bearing liabilities	0.69%	0.63%	0.61%	0.62%	0.62%
Asset and Credit Quality Ratios-Total Loans
Non-accrual loans	$13,821	$13,608	$11,449	$11,873	$9,016
Nonperforming purchase credit impaired loans	$54,399	$57,969	$63,668	$48,477	$56,108
Nonperforming loans to loans receivable	0.90%	0.95%	1.01%	1.02%	1.13%
Nonperforming assets to total assets	1.09%	1.22%	1.30%	1.37%	1.44%
ALLL to nonperforming assets	40.64%	35.73%	33.45%	41.29%	40.98%
ALLL to loans held for investment	0.59%	0.58%	0.58%	0.75%	0.78%
Annualized net charge-offs/average loans	0.08%	0.14%	0.17%	0.10%	0.11%
Capital Ratios (Company) (2)
Total average shareholders’ equity to total average assets	13.1%	13.1%	13.2%	13.5%	13.5%
Tier 1 leverage capital ratio	11.8%	11.6%	12.2%	12.9%	12.6%
Tier 1 common capital ratio	12.5%	12.2%	12.4%	13.3%	13.4%
Tier 1 risk-based capital ratio	13.8%	13.4%	13.5%	14.4%	14.6%
Total risk-based capital ratio	14.3%	14.0%	14.0%	15.1%	15.3%
Capital Ratios (Bank) (2)
Tier 1 leverage capital ratio	10.7%	10.7%	11.2%	10.5%	10.4%
Tier 1 common capital ratio	12.6%	12.3%	12.4%	12.0%	12.0%
Tier 1 risk-based capital ratio	12.6%	12.3%	12.4%	12.0%	12.0%
Total risk-based capital ratio	13.1%	12.9%	12.9%	12.7%	12.7%

(1)	Presented on a fully tax equivalent basis.

(2)	Capital Ratios are preliminary.

(3)
We elected to early adopt ASU 2016-09 in the fourth quarter of 2016. The impacts of adoption have been reflected in our consolidated statements of income for the three months ended December 31, 2016, September 30, 2016, and June 30, 2016, and did not have a material effect. Accordingly, adjustments were made using the modified prospective approach and resulted in, among other items, a one basis point increase to return on average assets for the three months ended September 30, 2016. Additionally, there were changes to return on average shareholders’ equity consisting of a two basis point decrease for the three months ended December 31, 2016, and a one basis point increase for both three months ended September and June 2016. See "Adoption of New Accounting Guidance" above for additional information.

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CBF Reports Second Quarter Results

July 20, 2017

CAPITAL BANK FINANCIAL CORP.
LOANS AND DEPOSITS
(Dollars in thousands)
(Unaudited)

	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
Loans
Non-owner occupied commercial real estate	$1,265,576	$1,187,344	$1,130,883	$920,521	$891,830
Other commercial construction and land	384,581	350,401	327,622	222,794	212,315
Multifamily commercial real estate	147,365	115,996	117,515	76,296	74,328
1-4 family residential construction and land	153,761	157,920	140,030	111,954	100,306
Total commercial real estate	1,951,283	1,811,661	1,716,050	1,331,565	1,278,779
Owner occupied commercial real estate	1,287,811	1,313,086	1,321,405	1,072,586	1,075,306
Commercial and industrial	1,424,862	1,443,828	1,468,874	1,458,523	1,448,698
Lease financing	—	—	—	525	877
Total commercial	2,712,673	2,756,914	2,790,279	2,531,634	2,524,881
1-4 family residential	1,782,799	1,787,097	1,714,702	1,168,468	1,039,309
Home equity loans	489,497	502,099	507,759	364,117	364,169
Indirect auto loans	174,861	199,951	226,717	254,736	285,618
Other consumer loans	220,946	222,824	222,255	94,277	85,964
Total consumer	2,668,103	2,711,971	2,671,433	1,881,598	1,775,060
Other	238,055	231,409	228,430	191,136	166,185
Total loans	$7,570,114	$7,511,955	$7,406,192	$5,935,933	$5,744,905

Deposits
Non-interest bearing demand	$1,662,416	$1,680,243	$1,590,164	$1,207,800	$1,172,481
Interest bearing demand	1,884,674	1,960,187	1,930,143	1,463,520	1,456,558
Money market	1,678,842	1,746,444	1,651,023	1,166,918	1,105,460
Savings	480,590	496,230	497,171	401,205	403,106
Total core deposits	5,706,522	5,883,104	5,668,501	4,239,443	4,137,605
Wholesale money market	150,047	75,030	74,815	125,030	50,015
Time deposits	2,218,444	2,134,473	2,137,312	1,668,784	1,619,507
Total deposits	$8,075,013	$8,092,607	$7,880,628	$6,033,257	$5,807,127

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CBF Reports Second Quarter Results

July 20, 2017

CAPITAL BANK FINANCIAL CORP.
QUARTERLY AVERAGE BALANCES AND YIELDS
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30, 2017			Three Months Ended March 31, 2017
	Average Balances	Interest	Yield / Rate	Average Balances	Interest	Yield / Rate
Interest earning assets
Loans (1)	$7,515,169	$86,405	4.61%	$7,409,284	$83,753	4.58%
Investment securities (1)	1,596,382	11,005	2.77%	1,501,816	9,312	2.51%
Interest bearing deposits in other banks	42,140	93	0.89%	58,269	97	0.68%
Other earning assets (2)	32,074	388	4.85%	29,053	357	4.98%
Total interest earning assets (1)	9,185,765	$97,891	4.27%	8,998,422	$93,519	4.21%
Non-interest earning assets	884,900			909,138
Total assets	$10,070,665			$9,907,560
Interest bearing liabilities
Time deposits	$2,152,086	$4,789	0.89%	$2,141,806	$4,539	0.86%
Money market	1,787,200	1,963	0.44%	1,777,343	1,756	0.40%
Interest bearing demand	1,914,622	1,255	0.26%	1,922,687	1,138	0.24%
Savings	488,123	220	0.18%	494,538	220	0.18%
Total interest bearing deposits	6,342,031	8,227	0.52%	6,336,374	7,653	0.49%
Short-term borrowings and FHLB advances	568,575	1,433	1.01%	493,643	887	0.73%
Long-term borrowings	117,576	2,384	8.13%	116,744	2,281	7.92%
Total interest bearing liabilities	7,028,182	12,044	0.69%	6,946,761	10,821	0.63%
Non-interest bearing demand	1,655,233			1,595,695
Other liabilities	64,318			65,753
Shareholders’ equity	1,322,932			1,299,351
Total liabilities and shareholders’ equity	$10,070,665			$9,907,560
Net interest income and spread (1)		$85,847	3.59%		$82,698	3.58%
Net interest margin (1)			3.75%			3.73%

Net interest income (FTE) (1)		$85,847			$82,698
Tax equivalent adjustment		(605)			(582)
Net interest income		$85,242			$82,116

(1)	Presented on a fully tax equivalent basis.

(2)	Includes Federal Home Loan Bank stocks.

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CBF Reports Second Quarter Results

July 20, 2017

CAPITAL BANK FINANCIAL CORP.
QUARTERLY AVERAGE BALANCES AND YIELDS
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30, 2017			Three Months Ended June 30, 2016
	Average Balances	Interest	Yield / Rate	Average Balances	Interest	Yield / Rate
Interest earning assets
Loans (1)	$7,515,169	$86,405	4.61%	$5,653,647	$62,999	4.48%
Investment securities (1)	1,596,382	11,005	2.77%	1,131,791	6,612	2.35%
Interest bearing deposits in other banks	42,140	93	0.89%	64,802	74	0.46%
Other earning assets (2)	32,074	388	4.85%	26,696	330	4.97%
Total interest earning assets (1)	9,185,765	$97,891	4.27%	6,876,936	$70,015	4.09%
Non-interest earning assets	884,900			607,429
Total assets	$10,070,665			$7,484,365
Interest bearing liabilities
Time deposits	$2,152,086	$4,789	0.89%	$1,620,023	$4,018	1.00%
Money market	1,787,200	1,963	0.44%	1,184,532	1,028	0.35%
Interest bearing demand	1,914,622	1,255	0.26%	1,451,666	749	0.21%
Savings	488,123	220	0.18%	411,496	208	0.20%
Total interest bearing deposits	6,342,031	8,227	0.52%	4,667,717	6,003	0.52%
Short-term borrowings and FHLB advances	568,575	1,433	1.01%	485,850	515	0.43%
Long-term borrowings	117,576	2,384	8.13%	87,496	1,547	7.11%
Total interest bearing liabilities	7,028,182	12,044	0.69%	5,241,063	8,065	0.62%
Non-interest bearing demand	1,655,233			1,187,056
Other liabilities	64,318			42,319
Shareholders’ equity	1,322,932			1,013,927
Total liabilities and shareholders’ equity	$10,070,665			$7,484,365
Net interest income and spread (1)		$85,847	3.59%		$61,950	3.48%
Net interest margin (1)			3.75%			3.62%

Net interest income (FTE) (1)		$85,847			$61,950
Tax equivalent adjustment		(605)			(435)
Net interest income		$85,242			$61,515

(1)	Presented on a fully tax equivalent basis.

(2)	Includes Federal Home Loan Bank stocks.

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CBF Reports Second Quarter Results

July 20, 2017

CAPITAL BANK FINANCIAL CORP.
QUARTERLY AVERAGE BALANCES AND YIELDS
(Dollars in thousands)
(Unaudited)

	Six Months Ended June 30, 2017			Six Months Ended June 30, 2016
	Average Balances	Interest	Yield / Rate	Average Balances	Interest	Yield / Rate
Interest earning assets
Loans (1)	$7,462,519	$170,157	4.60%	$5,632,568	$126,007	4.50%
Investment securities (1)	1,549,360	20,318	2.64%	1,127,157	13,096	2.34%
Interest bearing deposits in other banks	50,160	190	0.76%	68,995	158	0.46%
Other earning assets (2)	30,572	745	4.91%	25,916	644	5.00%
Total interest earning assets (1)	9,092,611	$191,410	4.25%	6,854,636	$139,905	4.10%
Non-interest earning assets	896,951			612,758
Total assets	$9,989,562			$7,467,394
Interest bearing liabilities
Time deposits	$2,146,974	$9,327	0.88%	$1,654,838	$8,138	0.99%
Money market	1,782,299	3,720	0.42%	1,215,933	2,094	0.35%
Interest bearing demand	1,918,632	2,393	0.25%	1,411,311	1,397	0.20%
Savings	491,313	440	0.18%	415,542	435	0.21%
Total interest bearing deposits	6,339,218	15,880	0.51%	4,697,624	12,064	0.52%
Short-term borrowings and FHLB advances	531,316	2,320	0.88%	473,371	1,046	0.44%
Long-term borrowings	117,162	4,664	8.03%	86,741	3,058	7.09%
Total interest bearing liabilities	6,987,696	22,864	0.66%	5,257,736	16,168	0.62%
Non-interest bearing demand	1,625,628			1,162,919
Other liabilities	65,032			42,369
Shareholders’ equity	1,311,206			1,004,370
Total liabilities and shareholders’ equity	$9,989,562			$7,467,394
Net interest income and spread (1)		$168,546	3.59%		$123,737	3.49%
Net interest margin (1)			3.74%			3.63%

Net interest income (FTE) (1)		$168,546			$123,737
Tax equivalent adjustment		(1,188)			(855)
Net interest income		$167,358			$122,882

(1)	Presented on a fully tax equivalent basis.

(2)	Includes Federal Home Loan Bank stocks.

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CBF Reports Second Quarter Results

July 20, 2017

CAPITAL BANK FINANCIAL CORP.
RECONCILIATION OF NON-GAAP MEASURES
(Dollars in thousands)
(Unaudited)

CORE NET INCOME	Three Months Ended
	Jun 30, 2017		Mar 31, 2017		Dec 31, 2016
Net Income (1)	$23,806	$23,806	$20,883	$20,883	$12,352	$12,352
	Pre-Tax	After-Tax	Pre-Tax	After-Tax	Pre-Tax	After-Tax
Adjustments
Non-interest income
Less: Securities gains, net (2)	(70)	(43)	(67)	(41)	(1,894)	(1,170)
Non-interest expense
Conversion and merger related expense tax deductible, net (2)	(237)	(146)	3,037	1,877	18,245	11,270
Conversion and merger related expense non tax deductible	1,218	1,218	—	—	280	280
Restructuring expense (2)	2,978	1,840	1,912	1,181	4	3
Legal Settlement (2)	45	28	—	—	1,361	841
Tax Adjustment	—	—	—	—	(1,350)	(1,350)
Severance expense (2)	—	—	—	—	7	4
Tax effect of adjustments (2)	(1,037)	N/A	(1,865)	N/A	(6,775)	N/A
Core Net Income (1)	$26,703	$26,703	$23,900	$23,900	$22,230	$22,230

Diluted shares (1)	53,226		53,127		50,722
Core Net Income per share (1)	$0.50		$0.45		$0.44
Average Assets	10,070,665		9,907,560		9,329,334

ROA (1) (3)	0.95%		0.84%		0.53%
Core ROA (1) (4)	1.06%		0.96%		0.95%

(1)
We elected to early adopt ASU 2016-09 in the fourth quarter of 2016. The impacts of adoption have been reflected in our consolidated statements of income for the three months ended December 31, 2016, and did not have a material effect. Accordingly, adjustments were made using the modified prospective approach and resulted in, among other items, a $0.1 million decrease to net income and core net income as well as a one basis point decrease to core ROA for the three months ended December 31, 2016. See "Adoption of New Accounting Guidance" above for additional information.

(2)	Tax effected at a blended income tax rate of 38%.

(3)	ROA: Annualized net income / Average assets.

(4)	Core ROA: Annualized core net income / Average assets.

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CBF Reports Second Quarter Results

July 20, 2017

CAPITAL BANK FINANCIAL CORP.
RECONCILIATION OF NON-GAAP MEASURES (Continuation)
(Dollars in thousands)
(Unaudited)

CORE EFFICIENCY RATIO	Three Months Ended
	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
Net interest income	$85,242	$82,116	$77,819	$62,627	$61,515

Reported non-interest income	16,000	15,852	17,016	12,370	11,922
Less: Securities gains, net	70	67	1,894	71	117
Core non-interest income	$15,930	$15,785	$15,122	$12,299	$11,805

Reported non-interest expense	$60,985	$62,703	$73,994	$47,530	$44,536
Less: Conversion and merger related expense tax deductible, net	(237)	3,037	18,245	331	881
Conversion and merger related expense non tax deductible	1,218	—	280	61	355
Restructuring expense, net	2,978	1,912	4	(113)	5
Legal settlement	45	—	1,361	1,500	—
Severance expense	—	—	7	—	—
Core non-interest expense	$56,981	$57,754	$54,097	$45,751	$43,295

Efficiency ratio (1)	60.24%	64.00%	78.02%	63.38%	60.65%
Core efficiency ratio (2)	56.32%	58.99%	58.21%	61.06%	59.05%

(1)	Efficiency Ratio: Non-interest expense / (Non-interest income + Net interest income).

(2)	Core Efficiency Ratio: Core non-interest expense / (Core non-interest income + Net interest income).

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CBF Reports Second Quarter Results

July 20, 2017

CAPITAL BANK FINANCIAL CORP.
RECONCILIATION OF NON-GAAP MEASURES (Continuation)
(Dollars and shares in thousands, except per share data)
(Unaudited)

TANGIBLE BOOK VALUE	Three Months Ended
	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
Total shareholders’ equity	$1,332,084	$1,307,931	$1,292,047	$1,029,841	$1,016,498
Less: goodwill	(234,158)	(234,158)	(235,500)	(134,522)	(134,522)
Less: intangibles	(29,750)	(31,553)	(33,370)	(12,288)	(13,231)
Tax effect on intangible assets (1)	11,159	12,003	12,694	4,669	5,028
Tangible book value (2)	$1,079,335	$1,054,223	$1,035,871	$887,700	$873,773
Common shares outstanding	51,991	51,966	51,765	43,235	43,219
Tangible book value per share	$20.76	$20.29	$20.01	$20.53	$20.22

(1)	Tax effected at a blended income tax rate of 38%.

(2)	Tangible book value is equal to shareholders’ equity less goodwill and intangibles net of taxes.